EXHIBIT 99.1

RAINEARTH INC names a new director to its Board of Directors

Beijing, China – February 21, 2013 – Rainearth Inc, (OTC: RNER) (the Company) announces the appointment of Surya E. Chandra to its board of directors. The appointment is effective immediately.

Mr. Chandra is a financial executive with significant experience in growing start-up companies in mining, manufacturing, and technology with number of private enterprises in Indonesia, Malaysia and China.

Mr. Zhu, Yong Fu remains as the Chairman of the board and President of the Company and Mr. Yin, Tian Hui as director and Treasurer. Mr. Chandra also has taken the position as Secretary.

Contact:

Rainearth Inc

Email: info@rainearth.net

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